06659.0010.586507.1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date  of  Report  (Date  of  earliest  reported)          November  11,  2002
                                              ________________________________
                       United States Antimony Corporation
        ________________________________________________________________
             (Exact name of registrant as specified in its charter)

         Montana                      32-00215                  81-0305822
 _______________________     _______________________     _______________________
(State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)             File Number)             Identification No.)

                   P.O. Box 643
                Thompson Falls, MT                    59873
        ______________________________     ______________________________
   (Address of principal executive offices)         (Zip Code)

Registrant's  telephone  number,  including  area  code   (406)  827-3523
                                                   ____________________________

                                       N/A
        ________________________________________________________________
          (Former name or former address, if changed since last report)

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ITEM  9.  REGULATION  FD  DISCLOSURE.
The registrant elects to disclose the following information: THOMPSON FALLS, Mont.--(BUSINESS WIRE)--Nov. 11, 2002--United States Antimony Corporation (OTCBB:UAMY - News) announced that it is launching a concerted sales effort for its zeolite product lines mined and processed by its wholly owned subsidiary, Bear River Zeolite, Co. Inc. The zeolite ("BRZ") deposit is located in southern Idaho. It is a volcanic rock that contains and will hold fertilizer nutrients as well as toxic metals and gases. The particular deposit is considered a high quality zeolite. Although mine construction began less than two years ago, the plant and mine have been expanded to produce a variety of products for diverse markets. Initial sales have all been to bulk or industrial markets, and the Company is now preparing to enter the retail market areas. Sales agents, distributors and manufacturers representatives are being sought in the United States and Pacific Rim. Although the domestic consumption of zeolite has only been approximately 38,000 tons per year, world consumption has been about 3,500,000 tons. The product has not been recognized in the United States due to a lack of knowledge.

In the bulk markets, sales have been made in agricultural applications, water filtration, odor control, air filtration, animal feed and remediation. Soil amendments and fertilizer products have been sold for golf courses, lawns and gardens. The product has worked exceptionally well due to its ability to hold nutrients in the growth zone in a non-water soluble state, and to its ability to hold up to 55% of its weight in water. The product has been certified for filtration of municipal drinking water, public swimming pools and wastewater treatment. Zeolite filters finer and more particulates than sand and it also removes ammonium, urea complexes and heavy metals, unlike sand. BRZ is currently being sold for the odor control of hogs, chickens, and cattle in concentrated animal feed operations ("CAFO's"). The EPA has increased regulations and fines for odor control and ground water pollution. It is also sold for air filtration to remove such gases as hydrogen sulfide, ammonia, carbon dioxide and sulfur dioxide. BRZ is used in animal feed pellets and mash feeds to augment feed utilization, increase gain and production, reduce scours, reduce odors, bind myco-toxins and decrease mortality. The product has been sold for the environmental cleanup of ammonium, hydrocarbons and other toxic substances.

The retail markets are being evaluated including cat litter, soil amendments, organic fertilizers, floor clean, a no-slip product for icy sidewalks and driveways, water filtration, household odor control, horse stall and pet deodorizers, and numerous other applications.

Successful deployment of retail marketing opportunities will increase the profitability of the Company.


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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                          United States Antimony Corporation
                                     (Registrant)

  November 13, 2002                        By:/s/John C. Lawrence
Date:                                        John C. Lawrence, President



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